UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2016

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Accounts Receivable Securitization Program

As previously disclosed, Peabody Energy Corporation (“Peabody” or the “Company”) has an accounts receivable securitization program (the “AR Program”) through its wholly owned subsidiary, P&L Receivables Company, LLC (“P&L Receivables”). Under the AR Program, Peabody contributes a pool of eligible trade receivables (the “Receivables”) to P&L Receivables, which then sells, without recourse, the Receivables to various conduit and committed purchasers. The AR Program has a maximum availability of $180 million and matures on the earlier of (i) March 25, 2018 and (ii) the substantial consummation of a plan of reorganization filed in the Chapter 11 Cases (as defined below) that is confirmed pursuant to an order entered by the Bankruptcy Court (as defined below).

The Debtors (as defined below) have negotiated with the providers of the AR Program (the “Securitization Providers”) amendments (the “Amendments”) of the agreements that set forth the terms of the AR Program (the “Financing Agreements”), including a second amendment (the “Second Amendment”) to the Fifth Amended and Restated Receivables Purchase Agreement. In connection with the voluntary petitions (the “Bankruptcy Petitions”) under chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) filed by Peabody and a majority of Peabody’s wholly owned domestic subsidiaries (excluding P&L Receivables), as well as one international subsidiary in Gibraltar (collectively, the “Debtors”), thereby commencing the Chapter 11 cases captioned as In re Peabody Energy Corporation, et al., Case No. 16-42529 (Bankr. E.D. Mo.) (the “Chapter 11 Cases”), on April 13, 2016, Peabody filed a motion seeking Bankruptcy Court approval of the continuation of the AR Program on the terms set forth in the Amendments. On April 15, 2016, the Bankruptcy Court entered an order approving, on an interim basis, the financing to be provided pursuant to the Financing Agreements and, on April 18, 2016, the Amendments, including the Second Amendment, were entered into by and among Peabody, P&L Receivables, the Originators (as defined below), the Securitization Providers and PNC Bank, National Association, as administrator of the AR Program (the “Administrator”).

Pursuant to the Amendments, Debtors agreed to a revised schedule of fees payable to the Administrator and the Securitization Providers, including (i) a letter of credit participation fee, payable on each settlement date to each Securitization Provider, in the amount of 5.00% per year of such Securitization Provider’s pro rata participation in the letters of credit outstanding under the AR Program (increasing from 3.00% under the existing financing agreements), (ii) a program fee, payable monthly to each Securitization Provider, in the amount of 5.00% per year of such Securitization Provider’s investment in purchased assets under the AR Program (increasing from 3.00% under the existing financing agreements), (iii) a letter of credit fronting fee, payable on each settlement date to the letter of credit bank in the amount of 0.15% per year of the aggregate face amount of the letters of credit outstanding under the AR Program (remaining the same as under the existing financing agreements) and (iv) an unused letter of credit fee, payable monthly to the letter of credit participants and purchasers in the amount of 0.80% per year of the unused portion of the commitments. If a letter of credit is drawn and the letter of credit provider is not fully reimbursed for the drawn amount, any unreimbursed remainder will be treated as an investment (i.e., a cash advance) under the AR Program. The cost of such an advance will be determined by two factors: (a) the program fee payable on each settlement date to each Securitization Provider deemed to have made such an advance and (b) the “discount”, which is calculated based on each Securitization Provider’s costs, including its cost of funds.

The Debtors that generate Receivables from the sale of coal (the “Originators”) do not guarantee the collection of the Receivables that have been transferred to P&L Receivables. However, the Originators are obligated to reimburse P&L Receivables for inaccuracy of certain representations and warranties, dilution items with respect to Receivables and certain other limited indemnities (such obligations, the “Repayment Amounts”).

Further, Peabody has executed a performance guarantee through which it has promised to fulfill, or cause P&L Receivables, the designated servicer and each Originator to fulfill, each of their obligations under the Financing Agreements. In addition, as contemplated by the Amendments the Originators have also executed a performance guarantee promising to fulfill obligations of all Originators under the Financing Agreements.

In addition, in connection with the Amendments, the Debtors have obtained approval to grant superpriority claims against the Debtors and in favor of P&L Receivables, the Administrator and the Securitization Providers in respect of certain of the Debtors’ obligations under the Financing Agreements, including the Repayment Amounts and certain other limited indemnification and other obligations of the Debtors under the Financing Agreements.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

DIP Financing

The Debtors also filed a motion (the “DIP Motion”) on April 13, 2016 seeking authorization to use cash collateral and to approve financing (the “DIP Financing”) under that certain Superpriority Secured Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) by and among the Company as borrower, Global Center for Energy and Human Development, LLC (“Global Center”) and certain Debtors party thereto as guarantors (the “Guarantors” and together with the Company, the “Loan Parties”), the lenders party thereto (the “DIP Lenders”) and Citibank, N.A. as Administrative Agent (in such capacity, the “DIP Agent”) and L/C Issuer. The DIP Credit Agreement provides for (i) a term loan not to exceed $500 million (the “DIP Term Loan Facility”), of which $200 million is available until the entry of the final order approving the DIP Credit Agreement (the “Final Order”), secured by substantially all of the assets of the Debtors (other than Peabody Holdings (Gibraltar) Limited, Peabody IC Holdings, LLC and Peabody IC Funding Corp.) and Global Center (collectively, the “Loan Parties”), subject to certain excluded assets and carve outs (the “Collateral”) and guaranteed by the Loan Parties (other than the Company), which would be used for working capital and general corporate purposes, to cash collateralize letters of credit and to pay fees and expenses, (ii) a cash collateralized letter of credit facility in an amount up to $100 million (the “L/C Facility”), and (iii) a bonding accommodation facility in an amount up to $200 million consisting of (x) a carve-out from the collateral with superpriority claim status, subject only to the fees carve-out, entitling the authority making any bonding request to receive proceeds of collateral first in priority before distribution to any DIP Lender or other prepetition secured creditor and/or (y) a letter of credit facility (the “Bonding L/C Facility”). The aggregate face amount of all letters of credit issued under the L/C Facility and the Bonding L/C Facility shall not at any time exceed $50 million without lender consent.

On April 15, 2016, the Bankruptcy Court issued an order approving the DIP Motion on an interim basis [Docket No. 149] (the “Interim Order”) and authorizing the Loan Parties to, among other things, (i) enter into the DIP Credit Agreement and initially borrow up to $200 million, (ii) obtain a cash collateralized letter of credit facility in the aggregate amount of up to $100 million, and (iii) an accommodation facility for bonding requests in an aggregate stated amount of up to $200 million. On April 18, 2016, the Company entered into the DIP Credit Agreement with the DIP Lenders. The Bankruptcy Court will consider final approval of the DIP Financing at a hearing currently scheduled for May 5, 2016.

On April 18, 2016, Peabody borrowed $200 million under the DIP Term Loan Facility.

The scheduled maturity under the DIP Credit Agreement is the earliest of (a) the Scheduled Termination Date (as defined below), (b) 45 days after the entry of the Interim Order if the Final Order has not been entered prior to the expiration of such 45-day period (as such period may be extended with the consent of certain DIP Lenders), (c) the substantial consummation of a plan of reorganization filed in the cases that is confirmed pursuant to an order entered by the Bankruptcy Court, (d) the acceleration of the loans and the termination of commitments with respect to the DIP Credit Agreement and (e) a sale of all or substantially all of the assets of the Company (or the Loan Parties) pursuant to Section 363 of the Bankruptcy Code. “Scheduled Termination Date” means the date that is 12 months after the closing date; provided that such date may, at the election of the Company, be extended by up to an additional 6 months so long as, at the time such extension shall become effective, (w) there shall exist no default under the DIP Credit Agreement, (x) the representations and warranties of the Loan Parties therein shall be true and correct in all material respects, (y) the Company shall have paid or caused to be paid to the DIP Agent for the account of each DIP Lender an extension fee in an amount equal to 2.50% of such DIP Lender’s outstanding exposure under the DIP Term Loan Facility at such time and (z) the Company shall have delivered to the DIP Agent an updated DIP budget covering the additional period to be effected by such extension.

Borrowings under the DIP Term Loan Facility can be made as either a Eurocurrency Rate Loans or a Base Rate Loan. Eurocurrency Rate Loans accrues interest at LIBOR plus 9.00%, with a LIBOR floor of 1.00%. A Base Rate Loan accrues interest at the Base Rate plus 8.00%, with a Base Rate floor of 2.00%.

Under the DIP Credit Agreement, the Company is required to pay the following fees:

•	under the DIP Term Loan Facility, an upfront fee equal to 5.00% of the principal amount of the funded term loans under the DIP Term Loan Facility;

•	a L/C Facility fronting fee equal to 0.25% of the stated amount of all issued and outstanding letters of credit under the L/C Facility;

•	a Bonding L/C Facility fronting fee in an amount equal to 0.25% of the stated amount of all issued and outstanding letters of credit under the Bonding L/C Facility; and

•	an Exit Fee equal to 2.00% of the aggregate principal amount of the loans borrowed under the DIP Term Loan Facility repaid or prepaid or undrawn commitments under the DIP Term Loan Facility reduced or terminated.

The Company was also required to pay certain fees related to the DIP Credit Agreement (paid prepetition) and arranger fees, as approved by the Bankruptcy Court in the Interim Order.

The DIP Credit Agreement includes covenants that, subject to certain exceptions, require the Company to maintain certain minimum thresholds of liquidity and consolidated EBITDA and to not exceed a certain maximum capital spend, and limit the ability of the Company and the Guarantors to, among other things: (i) make dispositions of material leases and contracts, (ii) make acquisitions, loans or investments, (iii) create liens on their property, (iv) dispose of assets, (v) incur indebtedness, (vi) merge or consolidate with third parties, (vii) enter into transactions with affiliated entities, and (viii) make material changes to their business activities.

In addition to customary events of default, the DIP Credit Agreement contains the following milestones relating to the Chapter 11 Cases, the failure of which would result in an event of default:

•	not later than 120 days following the petition date of the Chapter 11 Cases (the “Petition Date”), delivery of the U.S. Business Plan and the Australian Business Plan;

•	not later than 30 days following the Petition Date, a declaratory judgment action shall be commenced by the Company (without prejudice to the rights of any party-in-interest to commence such a declaratory judgment action or any other proceeding) seeking a determination of the Principal Property Cap (including the amount thereof) and which of the U.S. Mine complexes are Principal Properties (the “CNTA Issues”), and not later than 180 days following the petition date of the Chapter 11 Cases, the Bankruptcy Court shall have entered an order determining the CNTA Issues;

•	not later than 210 days following the Petition Date, the filing of an Acceptable Reorganization Plan (as defined below) and related disclosure statement;

•	not later than 270 days following the Petition Date, entry of an order approving a disclosure statement for an Acceptable Reorganization Plan;

•	not later than 330 days following the Petition Date, the entry of an order confirming an Acceptable Reorganization Plan; not later than 360 days following the Petition Date, effectiveness of an Acceptable Reorganization Plan.

“Acceptable Reorganization Plan” means a reorganization plan that (i) provides for the termination of the commitments and the payment in full in cash of the obligations under the DIP Credit Agreement (other than contingent indemnification obligations for which no claims have been asserted) on the consummation date of such reorganization plan and (ii) provides for customary releases of the DIP Agent, the DIP Lenders and the L/C Issuer and each of their respective representatives, from any and all claims against the DIP Agent, the DIP Lenders and the DIP L/C Issuer in connection with the DIP Credit Agreement or the cases to the fullest extent permitted by the Bankruptcy Code and applicable law.

The foregoing description of the DIP Credit Facility and the DIP Financing does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2016, by and among Peabody Energy Corporation, P&L Receivables Company, LLC, the various Sub-Servicers listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as the Sole Purchaser, Committed Purchaser, LC Bank and LC Participant

10.2	Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of April 18, 2016, by and among Peabody Energy Corporation, the guarantors party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent and L/C Issuer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

April 22, 2016	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2016, by and among Peabody Energy Corporation, P&L Receivables Company, LLC, the various Sub-Servicers listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as the Sole Purchaser, Committed Purchaser, LC Bank and LC Participant

10.2	Superpriority Secured Debtor-In-Possession Credit Agreement, dated as of April 18, 2016, by and among Peabody Energy Corporation, the guarantors party thereto, the lenders party thereto and Citibank, N.A. as Administrative Agent and L/C Issuer